Exhibit 10.21

Execution Copy

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of September 26, 2021 (the “Effective Date”), by and among HCFP/Portfolio Services LLC, a Delaware limited liability company (“HCFP”), Scopus BioPharma Inc., a Delaware corporation (the “Company”), and HCFP’s principals, Ira Greenspan, Joshua Lamstein, and Robert Gibson (together, the “Principals”).

WITNESSETH:

WHEREAS HCFP and the Company entered into a Management Service Agreement dated September 1, 2017 (the “MSA”) pursuant to which HCFP agreed to provide management services to the Company;

WHEREAS the Principals and HCFP have provided the services contemplated under the MSA, which contemplated employing a separate Chief Executive Officer (“CEO”) and included supporting the CEO (the “Services”);

WHEREAS, in addition to providing the Services, HCFP and the Principals have provided, and continue to provide, additional services beyond what was initially contemplated under the MSA, including, but not limited to, managing the day-to-day operations of the Company (“Additional Services”);

WHEREAS, the Company recognizes the increased risk of litigation faced by HCFP and the Principals as a result of the Additional Services that HCFP and the Principals have provided and continue to provide to the Company; and

WHEREAS in consideration of the additional benefits obtained by the Company from the Additional Services, the Company wishes to provide an appropriate level of protection for the increased risk of litigation faced by HCFP and the Principals by agreeing to the additional indemnification provided herein.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

1.	Indemnification.

(a)                The Company shall indemnify and hold harmless the Principals, HCFP, and HCFP’s affiliates (including, but not limited to, entities under HCFP’s and/or the Principals’ common control), subsidiaries, directors, officers, employees, partners, members, agents, successors and assigns (the “HCFP Affiliates”) (together, the “Indemnified Parties”) for and against any and all demands, suits, penalties, fines, liens, judgments, obligations, damages, claims, losses, liabilities, payments, costs and expenses, including legal, accounting and other expenses in connection therewith and costs and expenses incurred in connection with investigations and settlement proceeds (collectively, “Losses”) suffered or incurred by the Indemnified Parties, arising out of, attributable to, based upon, in connection with or resulting from:

(i)                 any disputes, litigation, or threatened litigation that exist prior to or commence after the Effective Date of this Agreement involving Dr. Morris C. Laster, including but not limited to, the purported ownership of certain of the Company’s shares (the “Disputed Shares”) as disclosed in Dr. Laster’s April 1, 2021 Schedule 13D filing with the U.S. Securities & Exchange Commission (“Share Ownership Dispute” and, collectively, the “Laster Dispute”);

(ii)              any disputes, litigation, or threatened litigation that exist prior to or commence after the Effective Date of this Agreement involving Ashish Sanghrajka and any of the Indemnified Parties (“Sanghrajka Dispute”); and

(iii)            any disputes, litigation, or threatened litigation that exist prior to or commence after the Effective Date of this Agreement involving Paul Hopper and any of the Indemnified Parties (“Hopper Dispute”); and

(iv)             any disputes, litigation, or threatened litigation that exist prior to or commence after the Effective Date of this Agreement arising or resulting from any of the Indemnified Parties’s affiliation with or inolvement with the Company, including but not limited to, in connection with the provision of Additional Services, regardless of whether that involvement or affiliation was caused by or by virtue of the fact that the Indemnified Party was acting as an officer of the Company, in each case contemplated by this clause (iv), subject to the limitations contained in the Company’s certificate of incorporation and the Delaware General Corporatiion Law (“Service Dispute”).

Notwithstanding the foregoing, nothing in this Agreement shall limit, supersede, or eliminate any indemnification rights or obligations of HCFP or the Principals and the Company already existing under the MSA, the Company’s bylaws, or the certificate of incorporation.

2.	Advancement of Fees.

(a)                If any of the Indemnified Parties becomes a party to a litigation or proceeding or are otherwise involved in any way in any Service Dispute, Share Ownership Dispute, Laster Dispute, Sanghrajka Dispute and/or Hopper Dispute, the Company shall advance any and all expenses incurred in connection therewith (the “Advanced Fees”) to each Indemnified Party, including but not limited to legal fees, incurred by the Indemnified Party in connection with the disputes (the “Expenses”). The Company shall advance any and all Expenses within thirty days of an Indemnified Party’s written request.

3.	Indemnification for Expenses Incurred in Enforcing Rights.

The Company shall indemnify the Indemnified Parties against any and all Expenses that are incurred by the Indemnified Parties in connection with any action brought by the

Indemnified Parties for indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or under applicable law.

4.	Notice of Loss.

(a)               Each Indemnified Party shall give the Company, as applicable, written notice of any claim, event or matter that such Indemnified Party believes has given or will give rise to a right of indemnification under this Agreement, as promptly as practicable after such Indemnified Party receives notice of such claim, event or matter; provided that the failure to provide such notice shall not release the Company from any of its obligations under this Agreement except to the extent that the Company is materially prejudiced by such failure.

5.	Notices.

All notices or communications made or sent in connection with this Agreement shall be in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, to the parties at the following addresses:

If to the Company:	Scopus BioPharma Inc.

420 Lexington Avenue, Suite 300

New York, New York 10170

If to HCFP:	HCFP

420 Lexington Avenue, Suite 300

New York, NY 10170

If to Ira Greenspan:	Ira Scott Greenspan

420 Lexington Avenue, Suite 300

New York, NY 10170

If to Joshua Lamstein:	Joshua Lamstein

420 Lexington Avenue, Suite 300

New York, NY 10170

If to Robert Gibson:	Rob Gibson

420 Lexington Avenue, Suite 300

New York, NY 10170

6.	Miscellaneous.

(a)               This Agreement may be modified or amended only by an agreement in writing signed by HCFP, the Principals and the Company. No waiver of any term or provision hereof shall be effective unless in a writing signed by the party waiving such term or provision.

(b)               If any provision of this Agreement or the application thereof to any party or circumstance shall be held to be invalid, illegal, unenforceable, or inconsistent with any present or future law, ruling, rule, or regulation of any court or governmental or regulatory authority having jurisdiction over the subject matter of this Agreement, such provision shall be rescinded or modified in accordance with such law, ruling, rule, or regulation, and the remainder of this Agreement, or the application of such provision to the parties or circumstances other than those as to which it is held inconsistent, shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

(c)               This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

(d)               Any headings herein are inserted for convenience of reference only and shall be ignored in the construction and interpretation hereof.

(e)                This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to its principles of conflicts of law. The parties hereby consent to resolve any dispute arising hereunder by submission of such dispute to binding arbitration under the auspices of the American Arbitration Association (“AAA”) in New York City under the Commercial Arbitration Rules of the AAA before a panel of three arbitrators selected from the panels of arbitrators of the AAA; provided that one arbitrator shall be selected by the Company, the second arbitrator shall be selected by one of the Indemnified Parties, and the third arbitrator shall be selected by the two previously selected arbitrators. Notwithstanding anything herein contained to the contrary, (i) the parties hereto shall be permitted to seek injunctive relief from any court having jurisdiction over the subject matter hereof in furtherance of any such party’s rights hereunder, (ii) the parties hereto shall have the right to seek enforcement of any arbitration award by any court having jurisdiction over the award and (iii) the parties hereto hereby consent to the jurisdiction of any United States Federal court or State court located in the Borough of Manhattan, The City of New York in connection with clauses (i) and (ii) of this Section 6(e). Each of the parties hereto acknowledges that if it fails to perform any of its obligations under this Agreement, immediate and irreparable harm or injury would be caused to the other parties hereto for which money damages would not be an adequate remedy. In such event, the parties hereto agree that each party hereto shall have the right, in addition to any other rights it may have, to immediate injunctive relief without proof of actual damages or the posting of bond or other security. Accordingly, if any party hereto should institute an action or proceeding seeking such equitable relief, the other parties hereto hereby waive the claim or defense that any such party hereto has an adequate remedy at law and hereby agree not to assert in any such action or proceeding the claim or defense that such a remedy at law exists. The parties hereto further agree to waive any requirements for the securing or posting of any bond in connection with obtaining any such equitable relief.

(f) This Agreement, including the indemnification obligations of the parties hereto, shall not be deemed to be exclusive of any other rights to which any Indemnified Party may be entitled at law or in equity and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Parties.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

HCFP/Portfolio Services LLC

By:	/s/ rOBERT J.GIBSON
	Name:	ROBERT J. GIBSON
	Title:	MANAGING DIRECTOR

Scopus BioPharma Inc

By:	/s/ Joshua R. Lamstein
	Name:	Joshua R. Lamstein
	Title:	Chairman

Ira Scott Greenspan

By:	/s/ Ira Scott Greenspan
	Name:	Ira Scott Greenspan
	Title:	Individual

Joshua Lamstein

By:	/s/ Joshua R. Lamstein
	Name:	Joshua Lamstein
	Title:	Individual

Robert Gibson

By:	/s/ Robert J.Gibson
	Name:	ROBERT J. GIBSON
	Title:	INDIVIDUAL